 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 2, 2021 (July 31, 2021)
Date of Report
(Date of earliest event reported)

Eledon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

__________________________________________________________________________________________

Delaware (State or other jurisdiction of incorporation)	001-36620 (Commission File Number)	20-1000967 (IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 31, 2021, Jon Kuwahara resigned as the Senior Vice President, Finance & Administration and Principal Accounting Officer of Eledon Pharmaceuticals, Inc. (the “Company”). In connection with Mr. Kuwahara’s resignation, the Company’s Board of Directors appointed Paul Little as the Company’s Principal Accounting Officer, effective as of July 31, 2021. Mr. Little will continue to serve as the Company’s Chief Financial Officer and Principal Financial Officer.

Biographical and other information concerning Mr. Little is set forth in the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2021, and such information is incorporated herein by reference.

Mr. Little has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Little and any other person pursuant to which he was appointed to any of his positions with the Company.

***

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eledon Pharmaceuticals, Inc.

Date: August 2, 2021	By: /s/ David-Alexandre C. Gros, M.D
Name: David-Alexandre C. Gros, M.D
Title: Chief Executive Officer